Exhibit 10.8

                                                         $1,415,836.00 Term Note
                                                           dated January 3, 2005


                             MODIFICATION AGREEMENT

This Modification Agreement ("Modification Agreement") is effective as of May 1, 2005. The parties to the Modification Agreement are Screw Compression Systems, Inc. ("Borrower") and Western National Bank ("Lender").

                                    RECITALS

On January 3, 2005, Borrower executed and delivered to Lender that certain Term Promissory Note in the original principal sum of $1,415,836.00, bearing interest at the rate stated therein, with a stated final maturity date of January 1, 2010 (the "Note"), pursuant to that certain Third Amended and Restated Loan Agreement dated January 3, 2005 (the "Prior Loan Agreement"), as amended and restated in that certain Fourth Amended and Restated Loan Agreement dated March 15, 2005 (the "Loan Agreement"). All liens, security interests and assignments securing the Note are collectively called the "Liens". Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

At Borrower's request, Borrower and Lender have agreed to enter into this Modification Agreement to modify the interest provisions of the Note and to ratify the Liens. Said modified interest provisions shall be effective as of May 1, 2005.

                                    AGREEMENT

1. Modification of Interest Provisions of the Note. In lieu of the following provisions which were contained in the first paragraph of the Note:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) six percent (6.0%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."

such provisions of the Note are changed to read in their entirety as follows:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one-half percent (0.5%) over the Prime Rate in effect from day to day, or (ii) six percent (6.0%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."

3. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.


4. Miscellaneous.

         (a) As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Modification
                  Agreement and the terms of the Note or of the Liens, this Modification Agreement shall govern.

         (b) Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Modification Agreement.

         (c) Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

         (d) Lender does not, by its execution of this Modification Agreement, waive any rights it may have against any person not a party hereto.

         (e) All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.

                  THIS MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREE MENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                     Borrower:
                                     ---------

                                     Screw Compression Systems, Inc.


                                     By: /s/ Paul D. Hensley
                                        ----------------------------------------
                                        Paul D. Hensley, President


                                     Lender:
                                     -------

                                     Western National Bank


                                     By /s/ Scott A. Lovet
                                       -----------------------------------------
                                       Scott A. Lovett, Executive Vice President


STATE OF OKLAHOMA    ss.
                     ss.
COUNTY OF ROGERS     ss.

         This instrument was acknowledged before me on May 10, 2005, by Paul D. Hensley, President of Screw Compression Systems, Inc., a Texas corporation, on behalf of said corporation.



                                       Notary Public, State of Oklahoma

                                       Printed Name: Deborah K. Tullos
                                                    ----------------------------

                                       Commission Expires: August 17, 2005
                                                          ----------------------


STATE OF TEXAS       ss.
                     ss.
COUNTY OF MIDLAND    ss.

         This instrument was acknowledged before me on May 11, 2005, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.


                                        /s/ Deborah K. Tullos
                                       -----------------------------------------
                                       Notary Public, State of Texas